Exhibit 23.9

Consent of Trustee Nominee

In connection with the filing by Seritage Growth Properties of a Registration Statement on Form S-11 (Registration No. 333-203163) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 under the Securities Act, to being named as a nominee to the board of trustees of Seritage Growth Properties in the Registration Statement (including any and all amendments or supplements thereto). I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Kenneth T. Lombard
Name:	Kenneth T. Lombard